UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Assignment of University House First Mortgage Loan
On March 20, 2013, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “University House First Mortgage Lender”), originated and funded a first mortgage loan of $22.0 million (the “University House First Mortgage Loan”). The borrower under the loan was not affiliated with the Company or KBS Capital Advisors LLC (the “Advisor”), the Company’s advisor. On July 1, 2014, the borrower under the University House First Mortgage Loan entered into a loan modification under which the maturity date was extended to June 30, 2015 and the Company advanced an additional $5.9 million to the borrower. On June 30, 2015, the University House First Mortgage Loan matured without repayment with an outstanding principal balance of $27.9 million.
On April 21, 2016, the University House First Mortgage Lender entered into an assignment of mortgage to assign the University House First Mortgage Loan to an assignee unaffiliated with the Company or the Advisor. On April 22, 2016, the Company received $31.6 million in connection with the assignment of the University House First Mortgage Loan. The proceeds received from the assignment reflects the entire principal balance and interest due, including any default interest, as of April 21, 2016, plus any legal costs incurred by the Company in connection with the assignment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: April 25, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary